Exhibit 99.1

IPAC-RS
Successful Studies Case

September 17, 2026
Jersey City, NJ

James P. Kelly, MD
Chief Medical Officer
Oragenics, Inc

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “potential,” “may,” “will,” “could,” “should,” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, those described in our Form 10-K, Forms 10-Q and other filings we make with the U.S. Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included in this communication and not place undue reliance on such statements. All information we set forth in this communication is as of the date hereof. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, circumstances should change, except as otherwise required by law.

What is Traumatic Brain Injury (TBI)?

- New or worsening of at least one of the following clinical signs
  - Loss of consciousness or decreased consciousness
  - Loss of memory immediately before or after injury
  - Alteration in mental status at the time of injury (confused, disoriented, slow thinking)
  - Neurological deficits (weakness, loss of balance, change in vision, praxis, paresis/plegia, etc.) that may or may not be transient
  - Intracranial lesion

OSD/HA MEMO OCT 1, 2007

TBI
4.8 Million/Year in US

Stroke

Alzheimer's Disease

Parkinson's Disease

Multiple Scerosis

ALS (Lou Gehrig's Disease)

Figure 1
Time Course of Concussion


Injury
Confusion
PTA
RGA
LOC
Consciousness

RGA = retrograde amnesia, LOC = loss of consciousness,
PTA = posttraumatic amnesia

SAC

Standardized Assessment of Concussion

FORM A

Name:________________________

Age:_____**Sex:**_____**Examiner:**_____________

Nature of Injury:____________________

Date of Exam:_______**Time:**_______**Exam No.**____

1) ORIENTATION:

Month:	________________	0	1
Date:	________________	0	1
Day of week:	________________	0	1
Year:	________________	0	1
Time (within 1 hr.):	________________	0	1
Orientation Total Score	________ / 5		

2) IMMEDIATE MEMORY: (all 3 trials are completed regardless of score on trial 1 & 2; score equals sum across all 3 trials)

List	Trial 1	Trial 2	Trial 3
Elbow	0 1	0 1	0 1
Apple	0 1	0 1	0 1
Carpet	0 1	0 1	0 1
Saddle	0 1	0 1	0 1
Bubble	0 1	0 1	0 1
Total			

Immediate Memory Total Score ____ / 15

Note: Do not inform the subject that delayed recall will be tested.

NEUROLOGICAL SCREENING:

Loss of Consciousness (presence, duration)

Recollection of injury (pre- or post-traumatic amnesia)

Strength:

Sensation:

Coordination:

3) CONCENTRATION:

Digits Backward: (If correct, go to next string length. If incorrect, read trial 2. Stop after incorrect on both trials)

4-9-3	6-2-9	0	1
3-8-1-4	3-2-7-9	0	1
6-2-9-7-1	1-5-2-8-6	0	1
7-1-8-4-6-2	5-3-9-1-4-8	0	1

Months in Reverse Order: (entire reverse sequence correct for 1 pt.)

Dec-Nov-Oct-Sep-Aug-Jul

Jun-May-Apr-Mar-Feb-Jan 0 1

Concentration Total Score _____ / 5

EXERTIONAL MANEUVERS

(when appropriate):

5 jumping jacks	5 push-ups
5 sit-ups	5 knee-bends

4) DELAYED RECALL

Elbow	0	1
Apple	0	1
Carpet	0	1
Saddle	0	1
Bubble	0	1
Delayed Recall Total Score	_____ / 5	

SUMMARY OF TOTAL SCORES:

Orientation	_____ / 5
Immediate Memory	_____ / 15
Concentration	_____ / 5
Delayed Recall	_____ / 5
Overall Total Score	_________ / 30

SAC Total Score: LOC vs PTA
Baseline, Concussion, and Follow-Up


30
28
26
24
22
20
18
16
14
12
Baseline
Injury *+
15 Min.*+
48 Hr.
90 Days
NO LOC/PTA
PTA, No LOC
LOC & PTA

* Group Effect

\+ Interval Effect



Journal of the International Neuropsychological Society (2013), **19**, 22–33.

doi:10.1017/S1355617712000872

Incidence, Clinical Course, and Predictors of Prolonged Recovery Time Following Sport-Related Concussion in High School and College Athletes

Michael McCrea,[1] Kevin Guskiewicz,[2,3,4] Christopher Randolph,[5] William B. Barr,[6] Thomas A. Hammeke,[7] Stephen W. Marshall,[3,4,8] Matthew R. Powell,[9] Kwang Woo Ahn,[10] Yanzhi Wang,[10] AND James P. Kelly[11]

[1]Departments of Neurosurgery and Neurology, Medical College of Wisconsin, Milwaukee, Wisconsin
[2]Department of Exercise and Sport Science, University of North Carolina at Chapel Hill, Chapel Hill, North Carolina
[3]Department of Orthopedics; University of North Carolina at Chapel Hill, Chapel Hill, North Carolina
[4]Injury Prevention Research Center, University of North Carolina at Chapel Hill, Chapel Hill, North Carolina
[5]Department of Neurology, Loyola University Medical School, Maywood, Illinois
[6]Departments of Neurology and Psychiatry, New York University School of Medicine, New York, New York
[7]Department of Psychiatry and Behavioral Medicine, Medical College of Wisconsin, Milwaukee, Wisconsin
[8]Department of Epidemiology, University of North Carolina at Chapel Hill, Chapel Hill, North Carolina
[9]Department of Neuropsychology, Marshfield Clinic – Minocqua Center, Minocqua, Wisconsin
[10]Division of Biostatistics, Medical College of Wisconsin, Milwaukee, Wisconsin
[11]U.S. Department of Defense, National Intrepid Center of Excellence, Bethesda, Maryland

(RECEIVED September 21, 2011; FINAL REVISION June 7, 2012; ACCEPTED June 7, 2012)

Abstract

Sport-related concussion (SRC) is typically followed by clinical recovery within days, but reports of prolonged symptoms are common. We investigated the incidence of prolonged recovery in a large cohort ($n = 18{,}531$) of athlete seasons over a 10-year period. A total of 570 athletes with concussion (3.1%) and 166 controls who underwent pre-injury baseline assessments of symptoms, neurocognitive functioning and balance were re-assessed immediately, 3 hr, and 1, 2, 3, 5, 7, and 45 or 90 days after concussion. Concussed athletes were stratified into typical (within 7 days) or prolonged (> 7 days) recovery groups based on symptom recovery time. Ten percent of athletes ($n = 57$) had a prolonged symptom recovery, which was also associated with lengthier recovery on neurocognitive testing ($p < .001$). At 45–90 days post-injury, the prolonged recovery group reported elevated symptoms, without deficits on cognitive or balance testing. Prolonged recovery was associated with unconsciousness [odds ratio (OR), 4.15; 95% confidence interval (CI) 2.12–8.15], posttraumatic amnesia (OR, 1.81; 95% CI, 1.00–3.28), and more severe acute symptoms ($p < .0001$). These results suggest that a small percentage of athletes may experience symptoms and functional impairments beyond the typical window of recovery after SRC, and that prolonged recovery is associated with acute indicators of more severe injury. (*JINS*, 2013, *19*, 22–33)


Symptom Recovery
GSC Total Score
0
10
20
30
40
Baseline
CC
3HR
1
2
3
5
7
45/90
Days
Assessment Point

- **10% take > 7 days to recover**
  - **Other reports of higher percentages**
- **< 5% take > 45 days**
- **Acute severity predicts recovery**







An Imaging Biomarker of MTBI ?

MRI Findings

CT



Read as Normal

Routine MRI- GRE


?

Possible Lesion
Corpus Callosum

New TBI Study- SWI



Multiple Lesions Detected

Hypothesis

- Diffuse Axonal Injury (DAI)
  - Stretching of neurons
- Leakage of proteins in the cerebrospinal fluid (CSF)

  and the blood stream
  - NFL (axons)
  - GFAP (astrocytes)
  - Tau (neurons)


NFL
GFAP
Tau

Pathophysiology – 1

Neurotransmitters/neurochemicals are released in excessive amounts, releasing toxic levels of glutamate, driving up cellular metabolism and lactic acid levels causing oxidative stress



1. Depolarization/ Action potential
2. Neurotransmitter release
3. Potassium efflux
4. Increased membrane pumping
5. Hyperglycolysis
6. Lactate accumulation
7. Calcium sequestration and mitochondrial dysfunction
Oxidative phosphorylation
8. Decreased energy (ATP) production
9. Enzyme activation and initiation of apoptosis
K+
Glut
Mg2+
VOLTAGE GATED K
NMDA
AMPA
ADP
ATP
Ca2+
A. Calcium influx
B. Neurofilament compaction
C. Microtubule disassembly
D. Axonal swelling and secondary axotomy



Sources: Hovda, DA and Giza, CC. (2001). The Neurometabolic Cascade of Concussion. *Journal of Athletic Training*, 36(3), 228–235.
Granburg, A. (n.d.). Retrieved from http://www.propublica.org/special/tbi-in-combat

Pathophysiology - 2

- Rotational injuries lead to diffuse shearing of small vessels
- Diffuse axonal injury is underlying lesion


A
RS
A

Source: Povlishock, J. (1993). Pathobiology of Traumatically Induced Axonal Injury in Animals and Man. *Annals of Emergency Medicine*, 22(6), 980-6.

- No two TBI injuries are the same- heterogeneous in location and severity
- Individual and personalize analysis are needed
- Sample DTI findings in pt with a normal structural MRI scan:
  - Right Sided Blast TBI subject presents 70+% less tracks in the injured area


R
L

ORAGENICS

No Current Pharmaceutical for Concussion

Concussion is a significant unmet need – No pharmacological therapy is currently available for treating the root cause of concussion and its lingering effects.

Current Options for Treatment

- Symptomatic treatment Rx for HA / rest / sleep
- Non-pharma therapies

  Interdisciplinary expert treatment team
  Neuromodulation
  Visual-vestibular therapy
  Cognitive behavioral therapy

[1]

The BBB – Difficult to navigate

What would a pharmaceutical treatment mean for the medical management of head injury?[2]

1. https://www.ncbi.nlm.nih.gov/pmc/articles/PMC7829061/
2. https://finance.yahoo.com/news/global-nasal-drug-delivery-technology-214500912.html

New Developmental Drug, ONP-002

- New chemical entity: Proprietary neurosteroid that reduces inflammation, oxidative stress and swelling in the brain.
- Nasal administration with novel device allows for fast and efficient delivery to the brain with less systemic exposure.
- ONP-002 is spray-dry manufactured into a nanoparticle powder and filled into the lightweight intranasal device.
- Efficacy in animal and cell culture brain injury models through molecular induction of anti-inflammatories, anti-oxidants, efflux fluid channels and cell debris transporters.
- Improvements post-concussion in animal behavior including memory, anxiety and sensory-motor performance.
- 90-fold safety margin in animal toxicology studies.
- Phase I single and multiple ascending dose safety trials complete and well tolerated.



The Nose has a Direct Pathway to the Brain

- Intranasal (IN) administration allows rapid and direct accessibility to the brain.
- Allows patients to blow into device which closes the soft palate eliminating the flow of drug to the lungs or esophagus.
- Minimizes systemic exposure and side effects.
- Enhances dispersion to the superior nasal roof for direct olfactory nerve brain delivery via a novel double tube airflow system.
- Compact, lightweight, and easy to use.
- Full application submitted covering device and method of delivery for treatment of brain injury, USPTO pending.


Intranasal delivery device
Delivery method
SAMPLE: 3
SHOT: 1

The powder begins to expand at 1" from the end of the nozzle and becomes fully aerated around 5"


Nasopharynx
Soft palate
Oropharynx
Epiglottis
Laryngopharynx
Cricoid cartilage
TeachMeAnatomy



Double tube airflow



Single tube airflow

ONP-002 Emergency Department Phase II Clinical Design

A Phase IIa clinical trial feasibility study is currently being performed in AUS administering ONP-002 intranasally in concussed patients 2x a day for up to fourteen days.

Planned Phase IIa Feasibility study n (40) – 20 patients per arm

- Two arms – ONP-002 or placebo.
- Evaluating enrollment methods, time to first dose (goal is less than 12-hrs), patient reported symptoms, safety and pharmacokinetics

Planned Phase IIb Proof of concept (POC) with Early Efficacy

- n (120) – 60 patients per arm
- Two arms – ONP-002 or placebo
- POC measurements; blood biomarkers, neurocognitive and visual-vestibular measures, symptom severity and incidence of developing Post-Concussion Symptoms, time to return to normal activities.

Design Advantages that Increase Trial Success

- For concussion the initial treatment must be acute to reduce compounding of the pathological cascade over time– delayed treatments beyond 24-hrs from injury will have an uphill battle
- ONP-002 crosses the blood brain[1]-barrier – most promising drugs for neurological disorders do not
- ONP-002 works through gene amplification allowing for multiple neuroprotective pathways to be simultaneously activated in the traumatized brain
- As a spray-dried nanoparticle delivered intranasally, ONP-002

    1. can enter the brain in minutes

    2. will remain stable when handled at high temperatures in the field

    3. will not be easily cleared through mucociliary flow - it sticks to the wet mucosa allowing for greater absorption time

    4. has a dispersion particle size that is not inhaled - prevents lung irritation and secures drug in the nasal cavity

        Note: a large percentage of neurosteroids are destroyed by the GI tract and an intravenous route prevents an acute field-deliverable application

- Blood biomarker analysis will assist in enrolling more significant concussions that do not resolve within the first few days and often lead to post-concussion complications beyond 90-days that can be measured for ONP-002 efficacy
- Surrogate blood biomarkers for the treatment effects of ONP-002 can accelerate the regulatory process